Exhibit 99.1

Changing the way the world experiences light.

LIGHTING SCIENCE GROUP ANNOUNCES NEW DIRECTORS

Zachary Gibler, Carlos Gutierrez, Michael Kempner, Joe Montana and Michael Moseley

will be joining the Lighting Science Group Board of Directors

Satellite Beach, FL, January 6, 2010 /PR Newswire/ — Lighting Science Group Corporation (“LSG”) (LSCG.PK), a global leader in LED (light emitting diode) lighting products, announced today that Zachary Gibler, Carlos Gutierrez, Michael Kempner, Joe Montana and Michael Moseley have agreed to join the Board of Directors of Lighting Science Group after the Company completes its previously announced rights offering which is expected to close in mid-February of this year.

Zachary Gibler has served since June 2009 as the Chief Executive Officer of Lighting Science Group. Gibler is a lighting industry veteran with more than fifteen years experience who previously served as Vice President of Business Development and Chief Business Development Officer of Lighting Science Group, responsible for overseeing business development efforts globally, including sales and marketing, brand identity and channel partnership programs. He has also led the build-out of the Company’s global sales force and LED lighting solution product launches. Prior to joining Lighting Science Group in June 2007, Gibler served as a vice president at lighting fixture leader Acuity Brands, Inc. He began his career at Acuity in 1994 and has held a variety of positions in sales management, marketing, and technology development.

Carlos M. Gutierrez was the United States Secretary of Commerce from 2005 to 2009, appointed by President George W. Bush. Gutierrez is also formerly the Chairman of the Board and Chief Executive Officer of the Kellogg Company. Gutierrez is currently a television news contributor for CNBC and serves as a director for United Technologies Corporation, Corning Inc., and Occidental Petroleum. He is also a member of the Board of Trustees of the Woodrow Wilson International Center for Scholars and a National Trustee to the University of Miami’s Board of Trustees.

Michael W. Kempner is the founder, president and chief executive officer of MWW Group, one of the nation’s largest public relations and marketing firms. Kempner is a nationally recognized authority on investor relations, public affairs, business-to-business, and consumer marketing and corporate social responsibility and Kempner has successfully guided corporate communications programs for numerous companies. Kempner was recently named International Communications Executive of the Year, Public Relations Professional of the Year, and was inducted in the PR News Hall of Fame in 2009. Kempner is also a founding Board Member of North Jersey Community Bank, generally considered one of the best performing and fastest growing banks in the United States.

Joseph C. “Joe” Montana, Jr. is best known as one of the greatest quarterbacks in the history of the National Football League. Starting in 1979, he played fourteen seasons for the San Francisco 49ers, winning four Super Bowl Championships, and then two seasons with the Kansas City Chiefs. In 2000, Montana was elected to the Pro Football Hall of Fame. Montana is a founder of the MVP Performance Institute, a consulting company that offers training to improve individual and organizational performance through lectures, books and training camps. Montana is also a founding partner of HRJ Capital which raises money from professional athletes and invests it with a small number of top-tier venture capital funds. He also owns a real estate investment company, Montana Property Group, and operates the Four Rings Montana Family Foundation.

T. Michael Moseley is a retired United States Air Force four-star general. Moseley is a fighter pilot with more than 2,800 flight hours, many in the F-15 Eagle. Moseley’s final Air Force assignment was Chief of Staff of the Air Force. He retired from the Air Force in August 2008.

“I am very excited about the new directors joining the board,” said Zachary Gibler, Chief Executive Officer of Lighting Science Group. “Each has extensive experience, demonstrated success, and perspective that will be valuable in assisting the Company in its next stage of development — I am looking forward to their oversight and guidance.” Gibler also noted that he was honored to also join the Board of Directors. “Lighting Science Group is well positioned to advance in the LED lighting industry — we have an extensive and growing line of LED lighting products that provides our customers with economically compelling, rational, energy efficient lighting” concluded Gibler.

Some of the accomplishments of Lighting Science Group in 2009 are listed below:

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American Airlines, Fort Worth, TX replaced more than 1,600 traditional garage lighting fixtures with the Lighting Science Low Bay LED luminaires in two multistory garages at the airline’s headquarters which are expected to save enough electricity to power 150 average US homes.

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Arizona State University, Tempe, AZ retrofitted six parking garages with the Lighting Science Low Bay luminaires which is expected to save the university up to $127,000 in energy and maintenance costs.

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At Simon Malls across the Northeast, nearly 650 carts and kiosks in 29 malls have been retrofitted with 10,000 Lighting Science energy efficient 5 watt LED MR16 LED lamps, which are expected to reduce energy consumption by 85% and save over 1.3 kWh of electricity annually without sacrificing the light quality so important to retail shoppers.

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Lighting Science Group worked with John Fox of Fox & Fox Design to conceptualize and construct the LED video display at the new Louis Vuitton store at Crystals, CityCenter, Las Vegas. The exterior features 5,000 LEDs and provides nearly 80’ × 80’ of full video motion that dazzles Las Vegas shoppers.

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During the 2009 holiday season visitors to New York City’s Bryant Park skated under the Jewel Light™ luminaire at “The Pond.” The Jewel Light luminaire is an LED architectural lighting fixture designed to enhance buildings, bridges, and cruise ships designed by Light Projects LLC and developed and manufactured by Lighting Science Group. The Jewel Light luminaire offers attractive and interesting design coupled with energy efficiency.

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Lighting Science Group launched the Prolific Series roadway luminaires which, at over 80 lumens per watt (performance validated by an independent testing laboratory under LM-79 testing protocols), delivers industry leading performance over currently available LED based street lights offering only 50 to 60 lumens per watt efficacy, a 50% energy savings over HID technology, a 12 year life, and less than a three year payback period.

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Lighting Science Group also introduced its next generation LED retrofit lamp line with increased light output at a lower cost. The new retrofit lamp line, in the standard and traditional lamp form factors, offers a warm pleasing light color and uses approximately 80% less energy than the incandescent lamps they replace. Lighting Science Group believes its LED retrofit lamp line offers unparalleled performance and economics.

Current Lighting Science Group directors Richard Kelson, Govi Rao, Bonnie Reiss, and Daryl Snadon intend to resign from the Board of Directors upon completion of the Company’s rights offering, which is expected to close in mid-February. The new directors would then be appointed by the remaining directors of the Board.

About Lighting Science

Lighting Science Group Corporation designs, develops, manufactures and markets LED lighting solutions that are environmentally friendlier and more energy efficient than traditional lighting products. LSG offers retrofit LED lamps in form factors that match the form factor of traditional lamps or bulbs and LED luminaires for a range of applications including public and private infrastructure for both indoor and outdoor applications. LSG’s Custom Solutions business unit designs, develops and manufactures custom LED lighting solutions for architectural and artistic projects. LSG is headquartered in Satellite Beach, Florida; LSG’s Custom Solutions business unit is based in Rancho Cordova, California; LSG’s European operations are based in Goes, The Netherlands; and, LSG has sales offices in Tokyo, Japan, Buckinghamshire, England and Sydney, Australia. More information about LSG is available at www.lsgc.com.

Forward Looking Statements

Certain statements in this press release may constitute “forward-looking statements” made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The statements include, but are not limited to statements regarding our expectations concerning the future and existing directors and the ability of our products to generate cost savings for our customers and statements using terminology such as “development,” “well positioned,” “leading,” “breakthrough,” “advance,” “success,” “will,” “should,” “expected,” “best in class,” “unparalleled,” “would,” “could,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “potential,” “opportunity,” “greater,” “preparing,” or “extensive.” Such statements reflect the current view of LSG with respect to future events and are subject to certain risks, uncertainties and assumptions. Known and unknown risks, uncertainties and other factors could cause actual results to differ materially from those contemplated by the statements. In evaluating these statements, you should specifically consider various factors that may cause our actual results to differ materially from any forward-looking statements. Readers should carefully review the risk factors detailed under “Risk Factors” in our Form 10-K’s, Form 10-Q’s and other Securities and Exchange Commission filings.

For more information:	Jon Di Gesu +1-603-770-5731 jon.digesu@lsgc.com

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